Exhibit 4.2
20 November Clear Form Save Form

20 November Clear Form Save Form

20 November Clear Form Save Form

20 November Clear Form Save Form

20 November Clear Form Save Form

Clear Form

Save Form

ODYSSEY TRUST COMPANY

(the "Corporation)

BY-LAW No. 1

Section 28 – Execution of Instruments

Contracts, documents, or instruments in writing requiring execution by the Corporation may be signed by any one Director or Officer, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and/or counterpart signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically, but without limitation, transfers and assignments of shares, warrants, bonds, debentures or other securities), share certificates, warrants, bonds, debentures and other securities or security instruments of the Corporation and all paper writings.

CERTIFIED to be a true and exact copy of an extract from By-Law No.1 of Odyssey Trust Company, which By-Law is in full force and effect as of the date hereof.

Dated at Calgary, Alberta, this 20 day of November, 2023.

CEO

ODYSSEY TRUST COMPANY

(the "Corporation)

Execution of Documents and Countersignatures

RESOLVED:

THAT pursuant to the authority of the Board of Directors under the terms of Section 28 of By Law 1 of the Corporation, the Corporation hereby makes the following designations:

1. That each person listed on the attached pages shall be designated as a Signing Officer of the Corporation as a holder of the position set out next to his or her name for so long as each person remains an employee of the Corporation,
2. That for the purposes of this designation the Officers and Signing Officers of the Corporation shall be divided into the following classes:

   Class A

   Chief Executive Officer

   President

   Chief Financial Officer

   Chief Strategy Officer

   Chief Operations Officer

   Chief Compliance Officer

   Executive Vice President

   Vice President

   Managing Director

   Controller

   Class B

   Senior Director

   Director

   Risk Officer

   Associate Director

   Assistant Controller

   Executive Assistant

   Team Lead

   Senior Associate

   Associate

Clear Form

Save Form

That any two Signing Officers listed in Class A, or any one Class A Signing Officer together with one Class B Signing Officer may represent and act in the name of the Corporation, but only in the ordinary course of the Corporation's trust and agency services business including, without limitation, transfer agency, trusteeship, record keeping and plan administration. The Signing Officers are authorized to exercise all powers, responsibilities and rights and to execute all obligations required under the terms of any documents in the course of the Corporation's operations as described above.

4. That the authorization contained herein does not include contracts and agreements for the purchase of goods and services by the Corporation for its own use which are excluded from the operation of this authorization.

5. That any one Signing Officer from Classes A or B a combination thereof may sign and countersign notes, debentures, stock certificates and other securities on behalf of the Corporation, when it acts as trustee, transfer agent, and/or registrar.

6. That any officer holding a dual position may sign only once.

I, Jenna Kaye, CEO of Odyssey Trust Company, hereby certify that this copy of the Resolution of Appointment of Officers for Odyssey Trust Company is a true copy of the original which was passed by the Board of Directors on May 27, 2021 and is of full force and effect as of the date hereof.

Certified at Calgary, Alberta, this 20 day of November, 2023.

CEO

ODYSSEY TRUST COMPANY- AUTHORIZED SIGNATURES

CALGARY:

Jenna Kaye, CEO	Dan Sander, President, CT
Shawn Stordy, CFO	Georgina Smidt, Financial Controller
Jacqueline Fisher, Managing Director, CS	Joanna Lee, Director, Operations
Gloria Gherasim, Sr. Director, CS	Amy Douglas, Director, CT
Bart Wingerak, Director, CS	Farah Lecomte, Sr. Associate, CS
Erin Flaherty, Director, Plans	Amy Penner, VP, People & Culture
Graham Kaye, Associate, CS	Paul Bedard, Director, Client Services
Justin Sheeehan, CCO/CRO	

Clear Form

Save Form

Nazim Nathoo, Sr. Director, CS

Katherine Siecinska, Managing Director, IT

Nora Ward, Sr. Director, Plans

Rachel Wanchulak, VP, Plans

Natalie Campbell, Director, Plans

Kendra Milton, Sr. Associate, CS

Elizabeth McLellan, Sr. Associate, CT

Nina Rusovac, Associate, Operations

Mark Manalo, Sr. Associate, CA

Adeysa Nataren, Director, Payments

Rachel Wales, Associate Director, CT

Nicola Murtagh, Associate, CS

I, Jenna Kaye, CEO of Odyssey Trust Company, hereby certify that each of the above named persons holds the office or position set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true and exact copy of the signature of such person.

Certified at Calgary, Alberta, this 20 day of November, 2023.

CEO

TORONTO:

Frank Kailik, VP, CS

Sarah Gilroy, EVP, Sales

Cameron Micke, CCO/CRO

Bryce Docherty, Managing Director, CS

Marilou Vidal, Sr. Director, Payments

Heather Conran, Sr. Director, CS

Paul Keyes, Sr. Director, CS

Arlene Agnew, Director, CS

Victor Tran, Managing Director, CA

Chris Annen, Director, Operations

Eric Caramancion, Sr. Associate, CS

Stacey Diocampo, Sr. Associate, CS

Jignesh Patel, Sr. Associate, CS

Rebecca Liu, Sr. Associate, CS

Clear Form

Save Form

Anna Dorogaya, Sr. Associate, Ops

Samar Paul, Sr. Associate, Ops

Ronald Arjoon, Associate, Ops

Vasha Maharaj, Managing Director, Ops

Brett Higgs, Director, CT

Shanza Waqar, Associate, CS

I, Jenna Kaye, CEO of Odyssey Trust Company, hereby certify that each of the above named persons holds the office or position set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true and exact copy of the signature of such person.

Certified at Calgary, Alberta, this 20 day of November, 2023.

CEO

VANCOUVER:

Dianna Reimer, President	Krista Lalonde, Chief Operations Officer
Lia Zandvliet, Managing Director, CS	Kari Hobbis, Sr. Director, CS
Leslie McFarlane, Sr. Director, CS	Stephanie Ball, Director, Communications
Catherine McCanny, Team Lead, Ops	Daragh Hewitt, Director, CS
Vivien Leung, Associate Director, CS	Jenoa Rabinovitch, Director, CA
Justin Lal, Associate Director, CS	Colin Moroney, Director, Corp. Services
Bradley Asayo, Associate, Operations	Diego Elmudesi, Associate. Operations

Clear Form

Save Form

Judia Shanmuganathan, Associate, Ops

I, Jenna Kaye, CEO of Odyssey Trust Company, hereby certify that each of the above named persons holds the office or position set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true and exact copy of the signature of such person.

Certified at Calgary, Alberta, this 20 day of November, 2023.

CEO